EXHIBIT 16.1

                              ARTHUR
                             ANDERSEN

                                      									____________________
March 31, 1999	                          						Arthur Andersen LLP
                                       								_______________________
                                      									425 Walnut Street
                                      									Cincinnati, OH 45202
                                      									513 381 6900


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K/A dated March 29,
1999 of Firstar Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


/s/ Arthur Andersen LLP
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Arthur Andersen LLP









CJC



Copy to:

David Moffett, CFO, Firstar Corporation